EXHIBIT 99.1

BROADRIDGE REPORTS THIRD QUARTER FISCAL 2007 RESULTS;

NET REVENUES GROW 9.4%; EPS RISES 25% TO $0.30.

NEW YORK, NY – May 15, 2007 – Broadridge Financial Solutions, Inc. (NYSE:BR), a leading global provider of technology-based outsourcing solutions to the financial services industry, reported 9.4% net revenue growth and $0.30 earnings per share for the third fiscal quarter ended March 31, 2007, Richard J. Daly, chief executive officer, announced today. Pretax and net earnings from continuing operations grew 25% and 26% respectively, and diluted earnings per share from continuing operations increased 25% from $0.24 earnings per share a year ago on the same number of shares outstanding.

Third quarter net revenues grew by 9.4% to $493 million driven by internal growth from existing clients. Pretax margins of 14.2% increased 180 basis points as a result of the inherent scale and operating leverage in the business.

For the nine months ended March 31, 2007 net revenues grew by 12.3% to $1.36 billion primarily driven by internal growth and to a lesser degree by net new business. Pretax margins of 11.9% increased by 90 basis points due to scale. Earnings per share from continuing operations increased 22.4% to $0.71 for the first nine months of fiscal 2007, versus earnings per share of $0.58 in 2006.

Commenting on the results, Mr. Daly said, "We are pleased with the overall results for the quarter and they were in line with our expectations. We had strong internal growth and were able to expand margins by leveraging the inherent scale in our business. Our year-to-date results are solid as we now head into our most significant quarter of the year from both a revenue and profit perspective. Our full year results are heavily driven by our annual proxy business. Year-to-date our annual proxy revenues have been flat, and we are expecting that trend to continue into the fourth quarter. This quarter will also be impacted by the loss of certain services to two large clients. We anticipated all of this in our March pre-spin-off financial guidance and therefore we are on track to achieve our full year guidance."

Analysis of Third Quarter Fiscal Year 2007

Effective for the third quarter of fiscal year 2007, we have changed our method of determining intersegment transfer pricing. This change had no impact on our consolidated results. In the discussion below, we compare actual results for fiscal 2007 to results for fiscal 2006 that are adjusted to reflect the change in transfer pricing. We believe that this provides a more meaningful comparison between current quarter results and prior quarters. A reconciliation to fiscal 2006 results as reported is attached to this release.

Investor Communication Solutions

Net revenues in the Investor Communication Solutions segment grew to $338 million in 2007, an increase of 10% compared to fiscal 2006, as adjusted, and 9.6% compared to 2006 as reported. The increase was primarily driven by growth in Proxy and Interim Communications services, resulting from higher non-recurring activities related to mutual fund and non-annual proxy activities as well as other shareholder communications. Operating margins increased 210 basis points compared to fiscal 2006, as adjusted, and 190 basis points compared to 2006 reported as a result of a more favorable business mix associated with internal growth and higher margins earned on distribution fees.

Securities Processing Solutions

Securities Processing Solutions net revenues grew to $131 million in 2007, an increase of 7.2% compared to fiscal 2006, as adjusted, and 4.6% compared to 2006 as reported. The increase was primarily due to internal growth of both equities and fixed income processing, net new business and other one-time revenues. Operating margins increased 60 basis points compared to fiscal 2006, as adjusted, as a result of the inherent operating leverage and scale in the business. Operating margins decreased 30 basis points compared to 2006 as reported.

Clearing and Outsourcing Solutions

Clearing and Outsourcing Solutions segment net revenues grew to $23 million in 2007, an increase of 12.6% compared to 2006 on both an adjusted and, as reported basis, primarily from new business across both clearing services and outsourcing services. Operating losses were reduced to $1.1 million from a loss of $2.2 million, as adjusted, and a loss of $5.0 million in 2006, as reported, as a result of operating leverage in the business associated with bringing on new clients.

Fiscal 2007 Guidance & Directional View for 2008

At the time of its spin-off from ADP at the end of March 2007, Broadridge issued fiscal 2007 financial guidance. Today the company reconfirmed its full year financial guidance for the fiscal year ending June 30, 2007 of 7% to 9% for net revenue growth, and earnings before one-time transition costs and interest on new debt within a range of $1.42 - $1.49 per share, based on the current weighted average shares outstanding of 138.8 million shares. When including one-time transition costs and interest on new debt the earnings per share range is $1.32 - $1.38.

The directional view for fiscal 2008 is (1) 0% - 3% revenue growth, (2) a decrease of 5% - 10% in operating income, excluding one-time transition expenses, interest expense on new debt and public company expenses, and (3) margins in the range of 14.5% - 15.0%. This guidance remains unchanged. “While providing guidance this early for fiscal 2008 is not something we would normally do, because of the recent spin-off and the loss of two large clients, we believe it was and is the prudent thing to do,” said Mr. Daly.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules to this release and on our company website at http://www.broadridge-ir.com.

Earnings Conference Call

An analyst conference call will be held today, Tuesday, May 15th at 8:30 a.m. EST. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.Broadridge.com and click on the webcast icon. The presentation will be available to download and print approximately 60 minutes before the webcast at the Broadridge Investor Relations home page at http://www.broadridge-ir.com. Broadridge's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About Broadridge

Broadridge Financial Solutions, Inc., formerly ADP Brokerage Services Group, with nearly $2.0 billion in revenues and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our integrated systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, such as our fiscal 2007 guidance and our 2008 directional view, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the impact of Broadridge’s separation from ADP on the clients, employees and other aspects of Broadridge’s business; Broadridge’s cost structure and capital structure as a stand-alone company, including its credit ratings and indebtedness; Broadridge’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating registered clearing agencies and broker-dealers; overall market and economic conditions; competitive conditions; financial market activity; changes in technology; availability of skilled technical employees and the impact of new acquisitions and divestitures. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source:     Broadridge Financial Solutions, Inc.

Broadridge Investor Relations

Marvin Sims, 212.981.1427

Broadridge Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2007	2006	2007	2006
Revenues:
Services revenues	$ 477.6	$ 437.1	$ 1,320.5	$ 1,173.0
Other	21.8	17.6	61.9	53.7
Total revenues	499.4	454.7	1,382.4	1,226.7
Interest expense from securities operations	6.6	4.2	18.2	11.5
Net revenues	492.8	450.5	1,364.2	1,215.2
Cost of net revenues	375.1	348.4	1,050.9	935.3
Selling, general and administrative expenses	47.6	45.0	149.2	144.1
Other expenses, net	0.2	1.3	1.8	1.9
	422.9	394.7	1,201.9	1,081.3
Earnings from continuing operations before income taxes	69.9	55.8	162.3	133.9
Provision for income taxes	28.0	22.5	63.9	54.0
Net earnings from continuing operations	41.9	33.3	98.4	79.9
Income (loss) from discontinued operations, net of provision (benefit) for income taxes of $0.2 million and $(8.9) million for the three and nine months ended March 31, 2006, respectively	—	0.3	—	(13.9)
Net earnings	$ 41.9	$ 33.6	$ 98.4	$ 66.0
Basic and diluted earnings per share:
Basic and diluted earnings per share from continuing operations	$ 0.30	$ 0.24	$ 0.71	$ 0.58
Basic and diluted loss per share from discontinued operations	—	—	—	(0.10)
Basic and diluted earnings per share	$ 0.30	$ 0.24	$ 0.71	$ 0.48
Weighted-average shares outstanding:
Basic and diluted	138.8	138.8	138.8	138.8

Broadridge Financial Solutions, Inc.

Condensed Consolidated and Combined Balance Sheets

(In millions, except per share amounts)

	March 31, 2007	June 30, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 43.2	$ 50.1
Cash and securities segregated for regulatory purposes and securities deposited with clearing organizations	143.2	40.3
Accounts receivable, net	371.4	404.2
Securities clearing receivables	940.3	836.8
Other current assets	115.5	74.5
Total current assets	1,613.6	1,405.9
Property, plant and equipment, net	73.5	80.7
Other non-current assets	126.1	111.3
Goodwill	479.8	480.4
Intangible assets, net	33.3	56.4
Total assets	$ 2,326.3	$ 2,134.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 83.1	$ 78.4
Accrued expenses and other current liabilities	183.7	172.9
Securities clearing payables	732.8	613.6
Deferred revenues	37.0	9.5
Notes payable to affiliated parties	—	115.9
Short-term borrowings	331.0	—
Total current liabilities	1,367.6	990.3
Long-term debt	440.0	—
Other non-current liabilities	50.3	59.4
Deferred revenues	42.9	41.8
Total liabilities	1,900.8	1,091.5
Commitments and contingencies (Note 14)
Stockholders’ equity:
Parent company’s net investment	—	998.0
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $.01 par value: Authorized, 650.0 shares; issued and outstanding, 138.8 shares at March 31, 2007	1.4	—
Additional paid-in capital	402.4	—
Accumulated other comprehensive income	21.7	45.2
Total stockholders’ equity	425.5	1,043.2
Total liabilities and stockholders’ equity	$ 2,326.3	$ 2,134.7

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Net revenues
	Three months ended March 31,		Nine months ended March 31,
	2007	2006	2007	2006
Investor Communication Solutions	$ 337.5	$ 308.0	$ 929.5	$ 820.1
Securities Processing Solutions	131.2	125.4	369.6	349.9
Clearing and Outsourcing Solutions	23.2	20.6	68.2	58.1
Other	0.1	(4.3)	(7.9)	(12.6)
Foreign exchange	0.8	0.8	4.8	(0.3)
Total	$ 492.8	$ 450.5	$ 1,364.2	$ 1,215.2

	Earnings from Continuing Operations before Income Taxes
	Three months ended March 31,		Nine months ended March 31,
	2007	2006	2007	2006
Investor Communication Solutions	$ 31.1	$ 22.4	$ 73.3	$ 65.1
Securities Processing Solutions	42.4	40.9	106.6	96.3
Clearing and Outsourcing Solutions	(1.1)	(5.0)	(11.3)	(20.8)
Other	(2.6)	(2.9)	(7.9)	(6.7)
Foreign exchange	0.1	0.4	1.6	(0.0)
Total	$ 69.9	$ 55.8	$ 162.3	$ 133.9

Broadridge Financial Solutions, Inc.
Intersegment Transfer Price Reconciliation
(Unaudited)

	Three months ended March 31	
($ in millions)	FY '07	FY '06
Investor Communication Solutions		
Net revenue as reported - GAAP	337.5	308.0
Transfer pricing adjustment	-	(1.3)
Net revenue as Adjusted - Non-GAAP	337.5	306.7
EBIT as reported - GAAP	31.1	22.4
Transfer pricing adjustment	-	(0.7)
EBIT as Adjusted - Non-GAAP	31.1	21.7
Margin % as reported - GAAP	*9.2%*	*7.3%*
Margin % as adjusted - Non-GAAP	*9.2%*	*7.1%*
Securities Processing Solutions		
Net revenue as reported - GAAP	131.2	125.4
Transfer pricing adjustment	-	(3.0)
Net revenue as Adjusted - Non-GAAP	131.2	122.4
EBIT as reported - GAAP	42.4	40.9
Transfer pricing adjustment	-	(2.1)
EBIT as Adjusted - Non-GAAP	42.4	38.8
Margin % as reported - GAAP	*32.3%*	*32.6%*
Margin % as adjusted - Non-GAAP	*32.3%*	*31.7%*
Clearing and Outsourcing Solutions		
Net revenue as reported - GAAP	23.2	20.6
Transfer pricing adjustment	-	-
Net revenue as Adjusted - Non-GAAP	23.2	20.6
EBIT as reported - GAAP	(1.1)	(5.0)
Transfer pricing adjustment	-	2.8
EBIT as Adjusted - Non-GAAP	(1.1)	(2.2)
Margin % as reported - GAAP	*-4.7%*	*-24.3%*
Margin % as adjusted - Non-GAAP	*-4.7%*	*-10.7%*

Broadridge Financial Solutions, Inc.

Earnings from Continuing Operations
Excluding Transition Costs
(Unaudited)

$ in millions, reflects continuing operations	MAY 15th EARNINGS CALL GUIDANCE		
	Actual FY06	**Forecast FY07E**	**Forecast FY08**
Broadridge Net Revenues	1,933	**2,070 - 2,100**	
Growth %	*12.6%*	7% - 9%	*0.0 - 3.0%*
ADP Segments Earnings before Taxes	309	346 - 361	
Margin %	*16.0%*	16.7% - 17.2%	
Adjustments:			
Stock Compensation	(24)	(24)	
ADP Royalties/Corporate	(35)	(35) (4)	
ADP Corporate Charges	40	40	
Foreign Exchange	7	4	
Other	6	(1)	
Total Adjustments	(6)	(16)	-
Broadridge PF Earnings Before Royalties Add Back, Public Company Costs, Interest and Taxes (1)	**303**	**330 - 345**	-
Margin %	*15.7%*	15.9% - 16.4%	*14.5 - 15.0%*
Growth %	*10.5%*	9.0% - 14.0%	*(10.0) - (5.0)%*
ADP Royalties	-	-	35
Broadridge PF Earnings Before Public Company Costs, Interest and Taxes	**303**	**330 - 345**	
Total Public Company Costs (2)			(30)
Broadridge PF Earnings Before Interest and Taxes	**303**	**330 - 345**	
Margin %	*15.7%*	15.9% - 16.4%	*14.7% - 15.3%*
Interest on New Debt		(10)	(38)
Broadridge PF Earnings Before Taxes	**303**	**320 - 335**	
Income Taxes at 40%	(122)	(128) - (134)	40%
Broadridge PF Net Income (before transition costs)	**181**	**192 - 201**	
After-Tax Margin %	*9.4%*	9.3% - 9.6%	
Note: One-time transition costs excluded in the above	-	***9***	***5 - 10***
Earnings Per Share before One-time transition Costs & Interest (3)	**$1.30**	**$1.42 - $1.49**	
Growth %		9.2% - 14.6%	
Earnings Per Share after One-time transition Costs & Interest	**$1.30**	**$1.32 - $1.38**	
Growth %		1.5% - 6.2%	

Notes:

(1) Combination of ADP reporting segments: Brokerage Services and Securities Clearing and Outsourcing Services.
FY'07 forecast prepared in accordance with the same accounting policies as described in the Form 10.

(2) FY08 normalized to reflect full year effect of corporate departments and increased benefits and insurance costs.

(3) Total shares outstanding equals 139 million

(4) Estimated $8m in corporate expense for Q407, and $27m in Royalty Charges